Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated March 12, 2001 and February 16, 2001, respectively, in Post-Effective Amendment No. 22 to the Registration Statement (Form N-4 No. 2-92146) and related Statement of Additional Information of Carillon Account.



                          /s/ Ernst & Young LLP



Cincinnati, Ohio
April 23, 2001